Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

COPYTELE, INC.

(a Delaware corporation)

ARTICLE I

Stockholders

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SECTION 1. Annual Meetings.  The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before  the  meeting  shall be held each  year at such date and time,  within or without the State of Delaware, as the Board of Directors shall determine.

SECTION  2.  Special   Meetings.   special  meetings  of  stockholders  for  the transaction  of such  business  as may  properly  come before the meeting may be called by order of the Board of Directors or by stockholders holding together at least a majority  of all the shares of the  Corporation  entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order.

SECTION  3.  Notice  of  Meetings.   Written  notice  of  all  meetings  of  the stockholders,  stating  the place,  date and hour of the  meeting  and the place within  the  city or  other  municipality  or  community  at  which  the list of stockholders  may be examined,  shall be mailed or delivered to each stockholder not less  than 10 nor more  than 60 days  prior to the  meeting.  Notice  of any special  meeting  shall state in general terms the purpose or purposes for which the meeting is to be held.

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SECTION 4. Stockholder  Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders,  a  complete  list  of the  stockholders  entitled  to vote at the meeting,  arranged  in  alphabetical  order,  and  showing  the  address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any  stockholder,  for any purpose germane to the  meeting,  either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting,  or, if not so specified,  at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting  during the whole time thereof, and may be inspected by any stockholder who is present.

The  stock  ledger  shall be the only  evidence  as to who are the  stockholders entitled to examine the stock  ledger,  the list required by this section or the books of the  Corporation,  or to vote in person or by proxy at any  meeting  of stockholders.

SECTION 5.  Quorum; Adjournment.  Except as  otherwise  provided by law or the  Corporation's certificate of  Incorporation,  a quorum for the  transaction of business at any meeting of stockholders  shall consist of the holders of record of a majority of the  issued  and  outstanding  shares of the  capital  stock of the  Corporation entitled  to vote at the  meeting,  present in person or  represented  by proxy. Where  separate  vote by a class or  classes  is  required,  a  majority  of the outstanding shares of such class or classes, present in person or represented by proxy,  shall  constitute a quorum  entitled to take action with respect to that vote on that matter.  If there be no such  quorum,  the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice,  until a quorum shall have been obtained.  When a quorum is  once  present  it  is  not  broken  by  the  subsequent  withdrawal  of  any stockholder.  Any meeting of stockholders may be adjourned from time to time, whether or not there is a quorum, in the discretion of the chairman of the meeting.

SECTION 6. Organization.  Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the Vice-Chairman,  if any, or if none or in the  Vice-Chairman's  absence the Chief Executive Officer, or in the Chief Executive Officer's absence the President, if any, or if none or in the  President's  absence a Vice  President,  or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting.  The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary,  shall act as secretary of every  meeting,  but if neither the  Secretary  nor an  Assistant  Secretary  is present,  the presiding  officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 7. Proxies. At each meeting of stockholders,  every stockholder shall be entitled  to vote in person or by proxy  appointed  by  instrument  in  writing, subscribed  by  such  stockholder  or  by  such  stockholder's  duly  authorized attorney-in-fact  (but no such proxy  shall be voted or acted  upon after  three years from its date, unless the proxy provides for a longer period).

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SECTION 8. Voting;  Required Vote. (a) Unless the  Certificate of  Incorporation provides otherwise, each stockholder shall have one vote for each share of stock entitled to vote registered in the name of such  stockholder on the books of the Corporation  on the  applicable  record date fixed  pursuant  to these  By-laws. Except  where a higher  percentage  is  required  by law or except as  otherwise provided in the certificate of Incorporation,  at any meeting of stockholders at which a quorum is present the  affirmative  vote of a majority of shares present in person or  represented  by proxy at the meeting  and  entitled to vote on the subject  matter shall be the act of the  shareholders  in all matters other than the  election of  directors.  Directors  shall be elected by a plurality  of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

(b) Any action  required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken  without a meeting,  without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding  capital stock of the Corporation  having a majority of votes that would be  necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate  action  without a meeting by less than unanimous  written  consent  shall be given to those  stockholders  who have not consented in writing.

(c) Where a separate  vote by a class or classes,  the  affirmative  vote of the majority of shares of such class or classes  present in person or represented by proxy at the meeting shall be the act of such class,  unless otherwise  provided in the Corporation's Certificate of Incorporation.

SECTION 9. Inspectors.  The Board of Directors,  in advance of any meeting, may, but need not,  appoint one or more  inspectors of election to act at the meeting or any adjournment  thereof. If an inspector or inspectors are not so appointed, the person  presiding  at the  meeting  may,  but need not,  appoint one or more inspectors.  In case any person who may be appointed  as an  inspector  fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding  thereat.  Each inspector,  if any,  before  entering  upon the  discharge of his or her duties, shall take and sign an oath  faithfully  to execute the duties of  inspector  at such meeting with strict  impartiality and according to the best of his ability. The  inspectors,  if  any,  shall  determine  the  number  of  shares  of  stock outstanding and the voting power of each, the shares of stock represented at the meeting,  the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents,  hear and determine all challenges and questions  arising in connection with the right to vote,  count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors,  if any, shall make a report in writing of any challenge, question or matter determined by such inspector  or  inspectors  and execute a  certificate  of any fact found by such inspector or inspectors.

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Section 10. Business at Stockholders' Meetings.  Except as otherwise provided by law, at any annual or special meeting of  stockholders  only such business shall be  conducted  as shall  have  been  properly  brought  before  the  meeting  in accordance  with the provisions of the  Certificate of  Incorporation  and these By-laws of the Corporation.  In order to be properly brought before the meeting, such business  must have either been (i) specified in the written  notice of the meeting  (or any  supplement  thereto)  given to stockholders  of record on the record date for such meeting by or at the  direction of the Board of  Directors, (ii)  brought  before the meeting at the  direction of the Board of Directors or the Chairman of the meeting,  or (iii) specified in a written notice given by or on  behalf  of a  stockholder  of record  on the  record  date for such  meeting entitled to vote thereat or a duly  authorized  proxy for such  stockholder,  in accordance  with all of the  following  requirements.  A notice  referred  to in clause (iii) of this Section must be delivered  personally  to, or mailed to and received at, the principal executive office of the Corporation, addressed to the attention  of the  Secretary,  in the case of  business  to be brought  before a special meeting of  stockholders,  not more than ten (10) days after the date of the initial notice  referred to in clause (i) of this Section,  and, in the case of business to be brought  before an annual  meeting of  stockholders,  not less than  forty five (45) days prior to the first  anniversary  date of the  initial notice  referred to in clause (i) of this Section of the previous  year's annual meeting;  provided,  however, that such notice shall not be required to be given more than  seventy-five  (75) days prior to the annual meeting of  stockholders. Such notice referred to in clause (iii) of this Section shall be set forth (A) a full description of each such item of business proposed to be brought before the meeting, (B) the name and address of the person proposing to bring such business before  the  meeting,  (C) the class and number of shares  held of record,  held beneficially  and  represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly  available)  and as of the date of such notice,  (D) if any item of such business involves a nomination for director,  all information regarding each such nominee that would be required to be set forth in a  definitive  proxy  statement  filed with the  Securities  and Exchange  Commission  pursuant to Section 14 of the  Securities  Exchange Act of 1934, as amended (the "Exchange Act"), or any successor thereto, and the written consent of each such nominee to serve if elected,  and (E) all other information that would be required to be filed with the Securities  and Exchange  Commission if, with respect to the business proposed to be brought before the meeting,  the person  proposing such business were a participant in a solicitation  subject to Section 14 of the Exchange Act, or any successor  thereto.  No business shall be brought before any annual or special  meeting of stockholders of the Corporation otherwise than as provided in the Section 10.

ARTICLE II

Board of Directors

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SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

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SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States,  or a resident of the State of Delaware.  The number of directors constituting the entire Board shall be six  directors;  provided,  however, that the Board,  by resolution  adopted by vote of a majority of the then  authorized number  of  directors,   may  increase  or  decrease  the  number  of  directors constituting  the entire  Board to not less than three  directors  nor more than six  directors.  One of such directors may be selected by the Board of Directors to be its  Chairman.  The Chairman of the Board shall preside at all meetings of the Board of  Directors,  and  shall  act as  Chairman  at all  meetings  of the stockholders at which he shall be present.  The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation  would have if there were no vacancies.

(b)  Directors  who are  elected  at an  annual  meeting  of  stockholders,  and directors  who are elected in the interim to fill  vacancies  and newly  created directorships,  shall hold office until the next annual meeting of  stockholders and until their  successors  are elected and  qualified  or until their  earlier resignation or removal.

(c) Directors may be paid their expenses,  if any, of attendance at each meeting of the Board of  Directors  and may be paid a fixed sum for  attendance  at each meeting  of the  Board of  Directors  or a stated  salary as  director.  No such payment shall  preclude any director from serving the  Corporation  in any other capacity and  receiving  compensation  therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 3. Quorum and Manner of Voting.  Except as otherwise  provided by law, a majority  of the entire  Board  shall  constitute  a quorum.  A majority  of the directors  present,  whether or not a quorum is  present,  may adjourn a meeting from time to time to another time and place without notice.

SECTION  4.  Voting.  The vote of the  majority  of the  directors  present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 5. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of  Delaware,  as may from time to time be fixed by  resolution  of the Board of  Directors,  or as may be specified in the notice of meeting.

SECTION 6. Annual  Meeting.  Following the annual meeting of  stockholders,  the newly elected  Board of Directors  shall meet for the purpose of the election of officers and the  transaction of such other business as may properly come before the  meeting.  Such  meeting may be held without  notice  immediately  after the annual  meeting of  stockholders  at the same place at which such  stockholders' meeting is held.

SECTION 7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors  shall from time to time by  resolution  determine.  Notice need not be given of regular  meetings of the Board of Directors  held at times and places fixed by resolution of the Board of Directors.

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SECTION 8. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Chief Executive  Officer, the President, or by a majority of the directors then in office.

SECTION 9.  Notice of  Meetings.  A notice of the  place,  date and time and the purpose or purposes of each meeting of the Board of Directors  shall be given to each director by mailing the same at least two days before the special  meeting, or by  telegraphing or telephoning the same or by delivering the same personally not later than the day before the day of the meeting.

SECTION  10.  Organization.  At all  meetings  of the  Board of  Directors,  the Chairman,  if any, or if none or in the  Chairman's  absence or inability to act the Chief  Executive  Officer,  or in the Chief Executive  Officer's  absence or inability to act the President,  or in the  President's  absence or inability to act any Vice  President  who is a member of the Board of  Directors,  or in such Vice-President's absence or inability to act a chairman chosen by the directors, shall preside.  The Secretary of the  Corporation  shall act as secretary at all meetings  of the  Board of  Directors  when  present,  and,  in the  Secretary's absence, the presiding officer may appoint any person to act as secretary.

SECTION 11. Resignation. Any director may resign at any time upon written notice to the Corporation and such  resignation  shall take effect upon receipt thereof by the Chief Executive Officer or Secretary,  unless otherwise  specified in the resignation.  Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock  outstanding and entitled to vote for the election of directors.

SECTION 12. Vacancies.  Unless otherwise provided in these By-laws, vacancies on the Board of Directors, whether caused by resignation,  death, disqualification, removal, an increase in the authorized number of directors or otherwise,  may be filled  by the  affirmative  vote  of a  majority  of the  remaining  directors, although less than a quorum,  or by a sole remaining  director,  or at a special meeting of the  stockholders,  by the holders of shares entitled to vote for the election of directors.

SECTION 13. Action by Written  Consent.  Any action  required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors  consent  thereto in writing,  and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

ARTICLE III

Committees

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SECTION 1. Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board of Directors may appoint any committee or committees  for any purpose or purposes,  to the extent  lawful,  which shall have powers as shall be  determined  and  specified by the Board of Directors in the resolution of appointment.

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SECTION 2. Procedures. Quorum and Voting. Each committee shall fix its own rules of  procedure,  and  shall  meet  where  and as  provided  by such  rules  or by resolution of the Board of Directors.  Except as otherwise  provided by law, the presence  of a  majority  of the then  appointed  members of a  committee  shall constitute a quorum for the  transaction of business by that  committee,  and in every case where a quorum is present the  affirmative  vote of a majority of the members  of the  committee  present  shall  be the  act of the  committee.  Each committee  shall  keep  minutes  of its  proceedings,  and  actions  taken  by a committee shall be reported to the Board of Directors.

SECTION 3. Action by Written  Consent.  Any action  required or  permitted to be taken at any meeting of any  committee  of the Board of  Directors  may be taken without a  meeting  if all the  members  of the  committee  consent  thereto  in writing,  and the writing or writings are filed with the minutes of  proceedings of the committee.

SECTION  4.  Term:  Termination.  In the event any  person  shall  cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE IV

Officers

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SECTION 1. Election and  Qualifications.  The Board of Directors shall elect the officers  of the  Corporation  as it may from  time to time  deem  proper.  Each officer  shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors.

SECTION 2. Term of Office and  Remuneration.  The term of office of all officers shall be one year and until their  respective  successors  have been elected and qualified,  but any officer may be removed from  office,  either with or without cause, at any time by the Board of Directors.  Any vacancy in any office arising from any cause may be filled for the unexpired  portion of the term by the Board of Directors.  The  remuneration of all officers of the corporation may be fixed by the Board of  Directors  or in such  manner as the Board of  Directors  shall provide.

SECTION 3. Resignation: Removal. Any officer may resign at any time upon written notice to the  Corporation and such  resignation  shall take effect upon receipt thereof by the Chief Executive Officer or Secretary,  unless otherwise specified in the  resignation.  Any officer  shall be subject to removal,  with or without cause, at any time by vote of a majority of the entire Board of Directors.

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SECTION 4. Chief Executive  Officer.  The Chief  Executive  Officer shall be the principal  executive  officer of the  Corporation.  The Chief Executive  Officer shall have general  management  and  supervision  of the property,  business and affairs of the  Corporation and shall keep the Board of Directors fully informed and freely  consult with them  concerning the business of the  Corporation.  The Chief  Executive  Officer may execute and deliver in the name of the Corporation powers of attorney,  contracts,  bonds and other obligations and instruments and shall  perform  such other duties as shall be delegated to him from time to time by the Board of Directors.

SECTION 5. President. The President, if any, may execute and deliver in the name of the Corporation  powers of attorney,  contracts,  bonds and other obligations and instruments and shall perform such other duties as shall be delegated to him from time to time by the Board of Directors.

SECTION 6. Vice-President.  A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the  regular  course of the  duties of said  office,  and shall  have such other authority  as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 7. Chief Financial Officer. The Chief Financial Officer shall in general have all duties  incident to the  position of Chief  Financial  Officer and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer, including the duties of a treasurer of a corporation.

SECTION  8.  Secretary.  The  Secretary  shall in  general  have all the  duties incident to the office of Secretary  and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 9. Assistant Officers.  Any assistant officer shall have such powers and duties of the officer  such  assistant  officer  assists as such  officer or the Board of Directors shall from time to time prescribe.

ARTICLE V

Books and Records

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SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-laws and by such officer or agent as shall be designated by the Board of Directors.

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SECTION  2.  Addresses  of  Stockholders.  Notices  of  meetings  and all  other corporate  notices may be delivered  personally or mailed to each stockholder at the stockholder's address as it appears on the records of the Corporation.

SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the stockholders  entitled to notice of or to vote at any meeting of  stockholders or any  adjournment  thereof,  the Board of Directors  may fix a record  date,  which record date shall not precede the date upon which the  resolution  fixing  the  record  date is adopted by the Board of Directors  and which record date shall not be more than 60 nor less than 10 days before  the date of such  meeting.  If no  record  date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of  stockholders  shall be at the close of  business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next  preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of  stockholders  shall apply to any  adjournment  of the  meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the  Corporation  may determine the  stockholders  entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record  date,  which record date shall not precede the date upon which the  resolution  fixing the record date is adopted by the Board of Directors and which  date  shall  not be more  than 10 days  after  the date  upon  which  the resolution  fixing the record date is adopted by the Board of  Directors.  If no record  date has been  fixed by the  Board of  Directors,  the  record  date for determining  stockholders  entitled  to consent to  corporate  action in writing without a meeting,  when no prior  action by the Board of Directors is required, shall be the first  date on which a signed  written  consent  setting  forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered  office in this state, its principal place of business,  or an officer  or  agent  of the  Corporation  having  custody  of the  book in  which proceedings  of meetings of  stockholders  are  recorded.  Delivery  made to the Corporation's  registered  office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors  and prior  action  by the  Board of  Directors  is  required  by this chapter,  the record date for  determining  stockholders  entitled to consent to corporate  action in writing without a meeting shall be at the close of business on the day on which the Board of  Directors  adopts the  resolution  taking such prior action.

(c) In order that the  Corporation  may determine the  stockholders  entitled to receive payment of any dividend or other distribution or allotment of any rights or the  stockholders  entitled to exercise  any rights in respect of any change, conversion or exchange of stock,  or for the purpose of any other lawful action, the Board of  Directors  may fix a record  date,  which  record  date  shall not precede the date upon which the resolution fixing the record date is adopted and which  record  date shall be not more than 60 days prior to such  action.  If no record date is fixed, the record date for determining  stockholders for any such purpose  shall be at the  close of  business  on the day on which  the  Board of Directors adopts the resolution relating thereto.

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ARTICLE VI

Certificates Representing stock

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SECTION 1.  Certificates;  Signatures.  The shares of the  Corporation  shall be represented by certificates, provided that the Board of Directors may provide by resolution  or  resolutions  that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Notwithstanding  the adoption of such a resolution by the Board of Directors,  every holder of stock  represented by certificates  and upon request every holder of  uncertificated  shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or  Vice-Chairman of the Board of  Directors,  the  Chief  Executive  Officer,  or the  President  or Vice-President,  and  by the  Chief  Financial  Officer  or an  Assistant  Chief Financial  Officer,   or  the  Secretary  or  an  Assistant   Secretary  of  the Corporation,  representing the number of shares  registered in certificate form.  Any and all signatures on any such  certificate  may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been  placed  upon a  certificate  shall  have  ceased  to be such  officer, transfer agent or registrar before such certificate is issued,  it may be issued by the  Corporation  with the same effect as if he were such  officer,  transfer agent or registrar at the date of issue. The name of the holder of record of the shares  represented  thereby,  with the  number of such  shares  and the date of issue, shall be entered on the books of the Corporation.

SECTION 2. Transfers of Stock.  Upon compliance with provisions  restricting the transfer  or  registration  of transfer  of shares of stock,  if any,  shares of capital stock shall be transferable on the books of the corporation  only by the holder of  record  thereof  in  person,  or by duly  authorized  attorney,  upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon. The Board of Directors shall have power and authority to make all such rules and  regulations  as it may deem expedient  concerning  the issue,  transfer  and  registration  of  certificates representing shares of the Corporation.

SECTION 3. Fractional Shares. The corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions,  or the Corporation may pay in cash the fair value of fractions of a share as of the time  when  those  entitled  to  receive  such  fractions  are determined,  or it may issue scrip in  registered or bearer form over the manual or  facsimile  signature  of an  officer  of the  Corporation  or of its  agent, exchangeable  as therein  provided  for full  shares,  but such scrip  shall not entitle the holder to any rights of a stockholder except as therein provided.

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SECTION 4. Lost, Stolen or Destroyed  certificates.  The Corporation may issue a new certificate of stock in place of any certificate,  theretofore issued by it, alleged to have been lost,  stolen or destroyed,  and the Board of Directors may require the owner of any lost,  stolen or  destroyed  certificate,  or his legal representative,  to give the  Corporation  a bond  sufficient  to indemnify  the Corporation  against  any claim  that may be made  against  it on account of the alleged loss,  theft or destruction  of any such  certificate or the issuance of any such new certificate.

ARTICLE VII

Dividends

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Subject  always to the provisions of law and the  Certificate of  Incorporation, the Board of Directors  shall have full power to determine  whether any, and, if any,  what part of any,  funds  legally  available  for the payment of dividends shall be declared as  dividends  and paid to  stockholders;  the division of the whole or any part of such funds of the Corporation  shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion,  to divide or pay any part of such funds among or to the  stockholders  as  dividends  or  otherwise;  and  before  payment of any dividend,  there may be set aside out of any funds of the Corporation  available for dividends  such sum or sums as the Board of Directors  from time to time, in its  absolute  discretion,.  thinks  proper as a  reserve  or  reserves  to meet contingencies,  or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall  think  conducive  to the  interest of the  Corporation,  and the Board of Directors  may modify or abolish any such  reserve in the manner in which it was created.

ARTICLE VIII

Ratification

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Any transaction,  questioned in any law suit on the ground of lack of authority, defective  or irregular  execution,  adverse  interest of  director,  officer or stockholder,  non-disclosure,  miscomputation,  or the  application  of improper principles  of practices  of  accounting,  may be ratified  before or after such questioned transaction, by the Board of Directors or by the stockholders, and if so  ratified  shall  have  the  same  force  and  effect  as if  the  questioned transaction had been  originally duly  authorized.  Such  ratification  shall be binding upon the Corporation and its  stockholders and shall constitute a bar to any  claim  or  execution  of  any  judgment  in  respect  of  such   questioned transaction.

ARTICLE IX

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Corporate Seal

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The corporate seal shall have inscribed  thereon the name of the Corporation and the year of its incorporation,  and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine.

The corporate seal may be used by printing, engraving,  lithographing,  stamping or otherwise making,  placing or affixing,  or causing to be printed,  engraved, lithographed,  stamped or otherwise made,  placed or affixed,  upon any paper or document,  by  any  process  whatsoever,  an  impression,   facsimile  or  other reproduction of said corporate seal.

ARTICLE X

Fiscal Year

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The  fiscal  year of the  Corporation  shall be fixed,  and shall be  subject to change, by the Board of Directors.

Unless  otherwise  fixed  by the  Board of  Directors,  the  fiscal  year of the corporation shall end October 31 each year.

ARTICLE XI

Waiver of Notice

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Whenever  notice is required to be given by these By-laws or by the  certificate of  Incorporation  or by law, a written waiver thereof,  signed by the person or persons  entitled  to said  notice,  whether  before  or after  the time  stated therein, shall be deemed equivalent to notice.

ARTICLE XII

Bank Accounts, Drafts, Contracts, Etc.

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SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors,  the Chief Financial Officer or any person designated by said Chief  Financial  Officer,  whether or not an employee of the Corporation,  may authorize such bank accounts to be opened or maintained in the name and on behalf of the  Corporation as he may deem necessary or  appropriate, payments  from such bank  accounts to be made upon and according to the check of the  Corporation  in  accordance  with the  written  instructions  of said Chief Financial Officer, or other person so designated by the Chief Financial Officer.

SECTION  2.  Contracts.  The Board of  Directors  may  authorize  any  person or persons, in the name and on behalf of the Corporation,  to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or  instruments,  and such  authority  may be general or  confined  to  specific instances.

SECTION 3. Proxies:  Powers of Attorney:  Other Instruments.  The Chairman,  the Chief Executive Officer,  the President or any other person designated by any of them shall have the power and authority to execute and deliver  proxies,  powers of attorney and other  instruments  on behalf of the  Corporation  in connection with  the  rights  and  powers  incident  to  the  ownership  of  stock  by  the Corporation.  The Chairman,  the Chief Executive  Officer,  the President or any other person  authorized by proxy or power of attorney executed and delivered by any of them on behalf of the  Corporation  may attend and vote at any meeting of stockholders  of any company in which the  Corporation  may hold stock,  and may exercise  on behalf of the  Corporation  any and all of the  rights  and  powers incident to the  ownership  of such stock at any such  meeting,  or otherwise as specified in the proxy or power of attorney so authorizing any such person.  The Board of  Directors,  from time to time,  may confer  like powers upon any other person.

SECTION 4.  Financial  Reports.  The Board of  Directors  may  appoint the Chief Financial  Officer or other  fiscal  officer  and/or the  Secretary or any other officer to cause to be prepared and furnished to stockholders  entitled  thereto any special  financial  notice and/or financial  statement,  as the case may be, which may be required by any provision of law.

ARTICLE XIII

Indemnification

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SECTION 1.  Indemnification.  The Corporation shall indemnify any person who was or is a party or is  threatened  to be made a party to,  or  testifies  in,  any threatened, pending or completed  action,  suit or  proceeding,  whether civil, criminal,  administrative or investigative in nature, by reason of the fact that such  person is or was a director  or officer of the  Corporation,  or is or was serving at the  request of the  Corporation  as a director or officer of another corporation,  partnership,  joint venture, employee benefit plan, trust or other enterprise (an "Other Entity"),  against expenses (including attorneys' fees and disbursements),  judgments,  fines and amounts paid in  settlement  actually and reasonably  incurred  by such person in  connection  with such  action,  suit or proceeding to the full extent permitted by law. Persons who are not directors or officers of the Corporation  may be similarly  indemnified in respect of service to the  Corporation  or to an Other Entity at the request of the  Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article XIII,  and the  Corporation  may enter into  agreements with any such person for the purpose of providing for such indemnification.

SECTION 2. Reimbursement and Advances. The Corporation shall, from time to time, reimburse  or advance to any  director  or officer or other  person  entitled to indemnification  under this Article  XIII,  the funds  necessary  for payment of expenses (including  attorney's fees and disbursements)  actually and reasonably incurred  by such  person  in  defending  or  testifying  in a civil,  criminal, administrative or investigative action, suit or proceeding;  provided,  however, that the Corporation  may pay such expenses in advance of the final  disposition of such  action,  suit or  proceeding  upon receipt of an  undertaking  by or on behalf of such  director or officer to repay such amount if it shall  ultimately be  determined by final  judicial  decision that such director or officer is not entitled  to  be  indemnified  by  the  Corporation  against  such  expenses  as authorized by this Article XIII, and the  Corporation  may enter into agreements with such persons for the purpose of providing for such advances.

SECTION 3.  Insurance.  The  Corporation  shall have the power to  purchase  and maintain  insurance  on behalf of any person who is or was a director,  officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation  as a  director,  officer,  employee  or agent  of an Other  Entity, against any liability  asserted  against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the  Corporation  would have the power to indemnify such person against such liability under the provisions of this Article XIII or otherwise.

SECTION 4. Non-Exclusive Rights. The rights to indemnification and reimbursement or  advancement  of expenses  provided by, or granted  pursuant to, this Article XIII shall not be deemed exclusive of any other rights to which a person seeking indemnification  or  reimbursement  or  advancement  of  expenses  may  have  or hereafter be entitled under any statute, the Certificate of Incorporation, these By-laws, any agreement,  any vote of stockholders or disinterested  directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

SECTION  5.  Survival.  The  rights  to  indemnification  and  reimbursement  or advancement of expenses  provided by, or granted  pursuant to, this Article XIII shall  continue  as to a person who has ceased to be a director  or officer  (or other  person indemnified  hereunder)  and shall  inure to the  benefit  of the executors, administrators, legatees and distributees of such person.

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SECTION  6.  "Modifications.  The  provisions  of this  Article  XIII shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article XIII is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation  and each  such  director,  officer,  or other  person  intend to be legally bound.  No repeal or  modification of this Article XIII shall affect any rights or  obligations  with  respect to any state of facts then or  theretofore existing or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

SECTION 7.  Enforceability.  The rights to indemnification  and reimbursement or advancement of expenses  provided by, or granted  pursuant to, this Article XIII shall  be  enforceable  by  any  person  entitled  to  such  indemnification  or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such  indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation.  Neither the failure of the  Corporation  (including its Board of Directors,  its  independent  legal counsel  and  its  stockholders)  to  have  made a  determination  prior  to the commencement  of such  action  that such  indemnification  or  reimbursement  or advancement  of  expenses  is  proper  in  the   circumstances   nor  an  actual determination  by  the  Corporation  (including  its  Board  of  Directors,  its independent legal counsel and its stockholders) that such person is not entitled to such  indemnification  or  reimbursement  or  advancement  of expenses  shall constitute a defense to the action or create a  presumption  that such person is not so  entitled.  Such a person  shall  also be  indemnified  for any  expenses incurred in connection with  successfully  establishing his or her right to such indemnification  or  reimbursement  or advancement  of expenses,  in whole or in part, in any such proceeding.

SECTION 8. Persons Covered.  Any director or officer of the Corporation  serving in any  capacity for (a) another  corporation  of which a majority of the shares entitled  to  vote  in the  election  of its  directors  is  held,  directly  or indirectly,  by  the  Corporation  or  (b)  any  employee  benefit  plan  of the Corporation or any corporation  referred to in clause (a), shall be deemed to be doing so at the request of the Corporation.

SECTION  9.  Applicable  Law.  Any  person  entitled  to  be  indemnified  or to reimbursement  or  advancement of expenses as a matter of right pursuant to this Article XIII may elect to have the right to  indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the  time  of the  occurrence  of the  event  or  events  giving  rise to the applicable action, suit or proceeding, to the extent permitted by law, or on the basis of the  applicable  law in  effect  at the time  such  indemnification  or reimbursement or advancement of expenses is sought. Such election shall be made, by providing notice in writing to the Corporation,  at the time  indemnification or reimbursement or advancement of expenses is sought;  provided,  however, that if no such notice is given,  the right to  indemnification  or reimbursement or advancement  of expenses  shall be  determined  by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

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ARTICLE XIV

Amendments

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The Board of Directors shall have power to adopt, amend or repeal these By-laws.  By-laws  adopted by the Board of Directors  may be repealed or changed,  and new By-laws made, by the  stockholders,  and the stockholders may prescribe that any By-law  made by them shall not be  altered,  amended or repealed by the Board of Directors.

As Amended and Restated on November 8, 2012.

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